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Exhibit 5.1

LAW OFFICES Ballard Spahr Andrews & Ingersoll, LLP 300 East Lombard Street Baltimore, MD 21202 410-528-5600 FAX: 410-528-5650 LAWYERS@BALLARDSPAHR.COM	CAMDEN, NJ DENVER, CO PHILADELPHIA, PA SALT LAKE CITY, UT VOORHEES, NJ WASHINGTON, DC

December 17, 2001

Apex Mortgage Capital, Inc.
865 South Figueroa Street
Suite 1800
Los Angeles, California 90017

Re:	Apex Mortgage Capital, Inc., a Maryland corporation (the "Company")—a Registration Statement on Form S-8 pertaining to One Million (1,000,000) shares (the "Shares") of common stock, par value one cent ($.01) per share (the "Common Stock") of the Company, to be issued pursuant to the Company's Amended and Restated 1997 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

    We have acted as special Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), on Form S-8, filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about December 17, 2001, and any amendments thereto, if any are to be filed with the Commission subsequent to the date hereof. You have requested our opinion with respect to the matters set forth below.

    In our capacity as special Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

  (i)
  the corporate charter of the Company (the "Charter"), represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on September 15, 1997, Articles of Amendment and Restatement filed with the Department on November 25, 1997, Articles Supplementary filed with the Department on July 23, 1999 and Articles of Revival filed with the Department on March 22, 2000;

  (ii)
  the Bylaws of the Company, as adopted on September 15, 1997, and as amended and restated pursuant to the Amended and Restated Bylaws of the Company on or as of November 15, 2001 (the "Bylaws");

  (iii)
  the Written Organizational Action of the Board of Directors of the Company, dated as of September 15, 1997 (the "Organizational Minutes");

  (iv)
  resolutions adopted by the Board of Directors of the Company on October 17, 1997, December 16, 1998, June 30, 1999 and December 13, 2001, which, among other things, authorized the issuance of the Shares (the "Directors' Resolutions");

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Apex Mortgage Capital, Inc.
December 17, 2001

  (v)
  a certificate of David S. DeVito, the Interim Chief Financial Officer and Controller of the Company, and Philip K. Holl, the Assistant Secretary of the Company, of even date herewith (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers' Certificate;

  (vi)
  the Registration Statement on Form S-8 and the related form of prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act (the "Registration Statement");

  (vii)
  The Plan;

  (viii)
  a status certificate of the Department, dated December 17, 2001, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

  (ix)
  such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

  In reaching the opinion set forth below, we have assumed the following:

  (a)
  each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

  (b)
  each natural person executing any of the Documents is legally competent to do so;

  (c)
  any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

  (d)
  Upon the issuance of the Shares, the total number of shares of Common Stock of the Company issued and outstanding will not exceed the total number of shares of Common Stock that the Company is authorized to issue under its Charter;

  (e)
  none of the Shares will be issued or transferred in violation of the provisions of Article V, Section 2 of the Charter relating to restrictions on ownership and transfer of stock; and

  (f)
  none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), in violation of Section 3-602 of the MGCL.

    Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

  1)
  The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Apex Mortgage Capital, Inc.
December 17, 2001

  2)
  The Shares are available for issuance in connection with the Plan and when the Shares are issued as stock awards, or upon the exercise of options, duly authorized by the Board of Directors, or a properly appointed committee thereof to which the Board of Directors has delegated the requisite power and authority in accordance with the Charter, the Bylaws and the MGCL, in exchange for the consideration therefor, all in accordance with, and subject to, the terms and conditions of the Plan and the stock awards or options relating to the Shares, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

    The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

    This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

    This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

    We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
BALLARD SPAHR ANDREWS & INGERSOLL, LLP

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  Exhibit 5.1